                                                                      EXHIBIT 11
                                                                      ----------

                      SUNBASE ASIA, INC. AND SUBSIDIARIES

                   COMPUTATION OF EARNINGS PER COMMON SHARE
        THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1999 and 2000
                     (Amounts in thousands, except number
                         of shares and per share data)

                                         Nine Months Ended September 30              Three Months Ended September 30
                                         ------------------------------              -------------------------------
                                       1999           2000           2000           1999           2000           2000
                                        RMB            RMB            US$            RMB            RMB            US$
                                       ----           ----           ----           ----           ----           ----
BASIC
Net income/(loss) from
  continuing operations            (113,438)       (28,573)        (3,454)       (84,510)       (10,394)        (1,257)
Net loss from
  discontinued operations,
  net of income taxes               (16,568)             -              -         (3,905)             -              -
                                 ----------     ----------      ---------     ----------      ---------       --------
                                   (130,006)       (28,573)        (3,454)       (88,415)       (10,394)        (1,257)
                                 ==========     ==========      =========     ==========      =========       ========

Weighted average number
  of shares of Common
  Stock outstanding:

Shares of common stock
 outstanding                     14,118,751     14,118,867     14,118,867     14,118,751     14,118,867     14,118,867
                                 ==========     ==========     ==========     ==========     ==========     ==========


Loss per common share:

Basic and diluted
  income/(loss) from
  continuing operations               (8.03)         (2.02)         (0.24)         (5.99)         (0.74)        (0.089)
                                      =====          =====          =====          =====          =====          =====

Basic and diluted
Net income /(loss)                    (9.21)         (2.02)         (0.24)         (6.26)         (0.74)        (0.089)
                                      =====          =====          =====          =====          =====          =====

                   COMPUTATION OF EARNINGS PER COMMON SHARE
        THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1999 and 2000
                     (Amounts in thousands, except number
                         of shares and per share data)

Weighted average number of shares of
  Common stock outstanding:

Shares of common stock
outstanding                             14,118,751  14,118,751  14,118,751  14,118,751  14,118,751  14,118,751

Shares of common stock issuable
  Assuming conversion of the
  Convertible Preferred Stock
  -  Series A                                    -           -           -           -           -           -
  -  Series B                                    -           -           -           -           -           -
Shares of common issuable
   assuming conversion of the
   convertible debentures on
   August 23, 1996                               -           -           -           -           -           -
Share issued as a result of reverse
   stock split                                   -         116         116           -         116         116
                                        ----------  ----------  ----------  ----------  ----------  ----------
Total weighted average number of
  shares of common stock and
  common stock equivalents
  outstanding                           14,118,751  14,118,867  14,118,867  14,118,751  14,118,867  14,118,867
                                        ==========  ==========  ==========  ==========  ==========  ==========

                                       2